Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Third Quarter 2014 Financial Results

•                  Total revenue of $54.5 million, up 14% year-over-year

•                  GAAP operating income of $1.5 million; non-GAAP operating income of $8.0 million

•                  GAAP EPS of $0.02; non-GAAP EPS of $0.18

•                  Adjusted EBITDA of $8.7 million; adjusted EBITDA margin of 15.9%

Orange, Conn., November 5, 2014 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its third quarter ended September 30, 2014.

“While our third quarter results and fourth quarter outlook are lower than expected due to the timing associated with incremental revenue from existing customer expansion, Tangoe continues to deliver a solid combination of growth and profitability,” stated Al Subbloie, president and CEO of Tangoe.  “We believe the company is well positioned to increase growth as our enhanced Matrix Connection Lifecycle Management suite continues to resonate with customers globally.”

Third Quarter 2014 Financial Highlights

•                  Revenue: Total revenue for the third quarter was $54.5 million, an increase of 14% on a year-over-year basis.  Recurring technology and services revenue was $48.2 million, an increase of 13% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $6.3 million of total revenue for the third quarter of 2014.

•                  Operating Income: GAAP operating income for the third quarter was $1.5 million, compared to $1.3 million for the third quarter of 2013.  Non-GAAP operating income for the third quarter was $8.0 million, compared to $6.7 million for the third quarter of 2013.

•                  Net Income: GAAP net income for the third quarter was $0.9 million, compared to $1.6 million for the same period last year. GAAP net income per share for the third quarter was $0.02, based on 41.1 million weighted-average diluted shares outstanding, compared to $0.04 per share, based on 40.9 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the third quarter was $7.4 million compared to $6.7 million for the third quarter of 2013. Non-GAAP diluted net income per share for the third quarter was $0.18, based on 41.1 million weighted-average diluted shares outstanding compared to $0.16 per share based on 40.9 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter was $8.7 million, compared to $7.3 million for the third quarter of 2013. Adjusted EBITDA margin was 15.9% for the third quarter of 2014, compared to a 15.2% margin for the same period last year.

•                  Cash and Cash Flow: As of September 30, 2014, Tangoe had cash and cash equivalents of $48.9 million, an increase of $3.2 million from the end of the prior quarter, primarily due to the cash generated during the quarter, partially offset by the repurchase of common stock during the quarter.

The company generated $6.3 million in net cash from operations for the third quarter of 2014, compared to $5.9 million during the third quarter of 2013.  The company generated $5.6 million in unlevered free cash flow for the quarter, compared to $5.1 million during the third quarter of 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 5, 2014, Tangoe is providing guidance for its fourth quarter and full year 2014.

•                  Fourth Quarter 2014 Guidance: Total revenue is expected to be in the range of $55.0 million to $55.7 million.  Adjusted EBITDA is expected to be in the range of $9.0 million to $9.4 million.  Non-GAAP net income per share is expected to be in the range of $0.18 to $0.19 based on approximately 41.3 million weighted-average diluted shares outstanding.

•                  Full Year 2014 Guidance: Total revenue is expected to be in the range of $212.5 million to $213.2 million.  Adjusted EBITDA is expected to be in the range of $33.2 million to $33.6 million.  Non-GAAP net income per share is expected to be in the range of $0.69 to $0.70 based on approximately 41.2 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the third quarter 2014 and business outlook. To access this call, dial 888.505.4368 (United States), or 719.457.2648 (international), with conference ID #3083162. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through November 19, 2014, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #3083162.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management technology, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and other income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, other income, and, for 2013 only, restructuring charge.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our ability to increase growth and our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 11, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

 Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014

Revenue:
Recurring technology and services	$42,623	$48,184	$124,056	$141,252
Strategic consulting, software licenses and other	4,997	6,297	14,831	16,297
Total revenue	47,620	54,481	138,887	157,549

Cost of revenue:
Recurring technology and services	19,019	23,035	56,645	66,633
Strategic consulting, software licenses and other	2,327	2,419	6,353	6,760
Total cost of revenue	21,346	25,454	62,998	73,393

Gross profit	26,274	29,027	75,889	84,156

Operating expenses:
Sales and marketing	8,504	9,494	24,101	29,621
General and administrative	8,953	9,918	25,749	28,550
Research and development	4,907	5,767	14,656	16,690
Depreciation and amortization	2,586	2,347	7,623	7,426
Restructuring charge	—	—	654	—
Income from operations	1,324	1,501	3,106	1,869

Other income, net
Interest expense	(89)	(33)	(352)	(81)
Interest income	15	8	50	26
Other income	327	94	1,093	79
Income before income tax provision	1,577	1,570	3,897	1,893
Income tax provision	22	635	668	1,628
Net income	$1,555	$935	$3,229	$265

Net income per common share:
Basic	$0.04	$0.02	$0.09	$0.01
Diluted	$0.04	$0.02	$0.08	$0.01

Weighted average number of common share:
Basic	37,698	38,799	37,546	38,609
Diluted	40,872	41,109	40,240	41,134

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2013	2014
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,182	$48,918
Accounts receivable	43,273	52,186
Prepaid expenses and other current assets	4,537	6,184
Total current assets	90,992	107,288
COMPUTERS, FURNITURE AND EQUIPMENT-NET	4,317	5,049

OTHER ASSETS:
Intangible assets-net	36,637	30,722
Goodwill	65,963	65,686
Security deposits and other non-current assets	935	1,487
TOTAL ASSETS	$198,844	$210,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,570	$9,331
Accrued expenses	8,871	8,588
Deferred revenue-current portion	9,063	10,022
Notes payable-current portion	1,831	1,222
Other current liabilities	160	—
Total current liabilities	29,495	29,163

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	3,598	4,181
Deferred revenue-less current portion	1,536	648
Notes payable-less current portion	203	161
Total liabilities	34,832	34,153

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	202,808	215,310
Warrants for common stock	10,610	10,610
Accumulated deficit	(48,795)	(48,530)
Other comprehensive loss	(615)	(1,315)
Total stockholders’ equity	164,012	176,079
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$198,844	$210,232

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Nine Months Ended
	September 30,
	2013	2014

Operating activities:
Net income	$3,229	$265
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt discount	280	45
Amortization of leasehold interest	(74)	(74)
Depreciation and amortization	7,623	7,426
Decrease in deferred rent liability	(36)	(29)
Amortization of marketing agreement intangible assets	194	332
Allowance for doubtful accounts	68	90
Deferred income taxes	282	733
Stock based compensation expense	9,773	14,605
Restructuring charge	654	—
Foreign exchange adjustment	(138)	32
Decrease in fair value of contingent consideration	(1,041)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,465)	(9,167)
Prepaid expenses and other current assets	(1,048)	(1,260)
Other assets	127	(357)
Accounts payable	195	(204)
Accrued expenses and other current liabilities	(1,656)	(323)
Deferred revenue	616	90
Net cash provided by operating activities	16,583	12,204
Investing activities:
Purchases of computers, furniture and equipment	(1,800)	(2,699)
Cash paid in connection with acquisitions, net of cash received	(19,543)	(881)
Net cash used in investing activities	(21,343)	(3,580)
Financing activities:
Borrowings of debt	—	177
Repayment of debt	(745)	(658)
Repurchase of common stock	(6,235)	(4,000)
Proceeds from exercise of stock options and stock warrants	3,946	1,897
Net cash used in financing activities	(3,034)	(2,584)

Effect of exchange rate on cash	(159)	(304)

Net (decrease) increase in cash and cash equivalents	(7,953)	5,736
Cash and cash equivalents, beginning of period	50,211	43,182
Cash and cash equivalents, end of period	$42,258	$48,918

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$1,324	2.8%	$1,501	2.8%	$3,106	2.2%	$1,869	1.2%

Add:
Stock based compensation expense	3,302	6.9%	4,750	8.7%	9,773	7.0%	14,605	9.3%
Amortization of intangibles	2,082	4.4%	1,780	3.3%	6,176	4.4%	5,736	3.6%
Restructuring charge	—	0.0%	—	0.0%	654	0.5%	—	0.0%

Non-GAAP income from operations	$6,708	14.1%	$8,031	14.7%	$19,709	14.2%	$22,210	14.1%

TANGOE, INC.

Reconciliation of Net income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income	$1,555	3.3%	$935	1.7%	$3,229	2.3%	$265	0.2%
Interest expense	89	0.2%	33	0.1%	352	0.3%	81	0.1%
Other income	(327)	-0.7%	(94)	-0.2%	(1,093)	-0.8%	(79)	-0.1%
Interest income	(15)	0.0%	(8)	0.0%	(50)	0.0%	(26)	0.0%
Income tax provision	22	0.0%	635	1.2%	668	0.5%	1,628	1.0%
Depreciation and amortization	2,586	5.4%	2,347	4.3%	7,623	5.5%	7,426	4.7%
Amortization of marketing agreement intangible assets	72	0.2%	113	0.2%	194	0.1%	332	0.2%
Amortization of leasehold interest	(25)	-0.1%	(25)	0.0%	(74)	-0.1%	(74)	0.0%
Stock based compensation expense	3,302	6.9%	4,750	8.7%	9,773	7.0%	14,605	9.3%
Restructuring charge	—	0.0%	—	0.0%	654	0.5%	—	0.0%

Adjusted EBITDA	$7,259	15.2%	$8,686	15.9%	$21,276	15.3%	$24,158	15.3%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Net income	$1,555	$935	$3,229	$265

Add:
Stock based compensation expense	3,302	4,750	9,773	14,605
Restructuring charge	—	—	654	—
Amortization of intangibles	2,082	1,780	6,176	5,736
Amortization of debt discount	64	9	280	45
Other income	(327)	(94)	(1,093)	(79)

Non-GAAP net income	$6,676	$7,380	$19,019	$20,572

Non-GAAP net income per share: diluted	$0.16	$0.18	$0.47	$0.50

Fully diluted weighted average shares outstanding	40,872	41,109	40,240	41,134

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Cost of revenue	$529	$641	$1,609	$3,338
Sales and marketing	978	1,275	2,747	4,013
General and administrative	1,551	2,069	4,664	5,204
Research and development	244	765	753	2,050

Total	$3,302	$4,750	$9,773	$14,605

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Net cash provided by operating activities	$5,933	$6,280	$16,583	$12,204

Add:
Interest payments, net	24	12	65	23

Subtract:
Capital Expenditures	840	648	1,800	2,699

Unlevered Free Cash Flow	$5,117	$5,644	$14,848	$9,528

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Nikki Festa/Ariel Burch

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com